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                                                                                                                        EXHIBIT 11.1


                                                 PROGENICS PHARMACEUTICALS, INC.
                                           STATEMENT OF COMPUTATION OF LOSS PER SHARE


                                                                         Year Ended December 31,
                                         -------------------------------------------------------------------------------------------
                                                     1993                          1994                            1995
                                         ---------------------------  -----------------------------  -------------------------------
                                             Primary     Fully Diluted     Primary     Fully Diluted      Primary     Fully Diluted
                                         -------------  -------------  -------------  --------------  -------------  ---------------
Net loss                                 $(2,394,617)   $(2,394,617)   $(3,411,734)   $(3,411,734)    $(4,503,496)    $(4,503,496)

Interest expense recognized in
  connection with convertible debt
  assumed to have been converted                                                                                           23,671

Reduction of net loss assuming a
  portion of the proceeds from the
  exercise of options and warrants
  was used to repay a term note and
  capital lease obligations and to
  invest in short-term government
  securities in accordance with the
  treasury stock method                                      96,476                       440,681                         411,122
                                         -------------------------------------------------------------------------------------------

Net loss                                 $(2,394,617)   $(2,298,141)   $(3,411,734)   $(2,971,053)    $(4,503,496)    $(4,068,703)
                                         -------------------------------------------------------------------------------------------
                                         -------------------------------------------------------------------------------------------

Weighted average number of
  common shares outstanding                2,249,675      2,249,675      2,249,675      2,249,675       2,264,839       2,264,839

Shares issuable upon assumed conversion
  of convertible debt and preferred
  stock                                                   2,339,948                     2,953,554                       3,272,943

Common and preferred shares
  issued within one year of
  the Company's proposed offering          1,086,747                     1,086,747                      1,071,583


Shares issuable upon exercise
  of outstanding options and
  warrants                                   355,687      1,087,748        355,687      2,462,494         355,687       2,052,306

Shares assumed to be repurchased
  under the treasury stock method         (1,163,278)      (449,935)    (1,163,278)      (449,935)     (1,163,278)       (458,935)
                                         -------------------------------------------------------------------------------------------

Weighted average number of
  common shares used in computing
  per share data                           2,528,831      5,227,436      2,528,831      7,215,788       2,528,831       7,131,153
                                         -------------------------------------------------------------------------------------------
                                         -------------------------------------------------------------------------------------------

Net loss per share                       $     (0.95)   $     (0.44)   $     (1.35)   $     (0.41)    $     (1.78)    $     (0.57)
                                         -------------------------------------------------------------------------------------------
                                         -------------------------------------------------------------------------------------------

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